Exhibit 3.1

Restated Articles of Incorporation

of

HOUSEVALUES.COM, INC.

1. The name of the corporation is Housevalues.com, Inc.

2. The text of the corporation’s Restated Articles of Incorporation is as follows:

ARTICLE 1. NAME

The name of this corporation is HouseValues.com, Inc.

ARTICLE 2. SHARES

2.1	Authorized Capital

The total number of shares which the corporation is authorized to issue is 50,000,000, consisting of 40,000,000 shares of Common Stock $.001 and 10,000,000 shares of Preferred Stock $.001. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

2.2	Issuance of Preferred Stock in Series

The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend, subject to these provisions, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

RESTATED ARTICLES OF INCORPORATION	HOUSEVALUES.COM, INC.

ARTICLE 3. REGISTERED OFFICE AND AGENT

The name of the registered agent of this corporation and the address of its registered office are as follows:

Lawco of Washington, Inc.

1201 Third Avenue, 40th Floor

Seattle, Washington 98101-3099

ARTICLE 4. PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 5. CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 6. DIRECTORS

The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

ARTICLE 7. BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

ARTICLE 8. AMENDMENTS TO ARTICLES OF INCORPORATION

This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the Washington Business Corporation Act, and the rights of the shareholders of this corporation are granted subject to this reservation.

ARTICLE 9. LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 9 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

RESTATED ARTICLES OF INCORPORATION	HOUSEVALUES.COM, INC.

ARTICLE 10. SHAREHOLDER VOTE REQUIRED ON

CERTAIN MATTERS

In the case of any matter submitted to a vote of the shareholders of this corporation for which the Washington Business Corporation Act requires (unless the Articles of Incorporation provide otherwise) the approval of two-thirds of the votes in each voting group entitled to be cast thereon in or for such matter to be approved, pursuant to authority contained in the Washington Business Corporation Act, the approval of a majority, rather than two-thirds, of the votes in each voting group entitled to be cast on such matter shall be sufficient for such matter to be approved. Without limiting the generality of the foregoing, such matters are intended to include, to the extent not inconsistent with the Washington Business Corporation Act, amendments to these Articles of Incorporation, mergers and share exchanges, sale of assets other than in the ordinary course of business, and dissolution.

ARTICLE 11. SHAREHOLDER ACTIONS

Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting or a vote if either:

(i) the action is taken by written consent of all shareholders entitled to vote on the action; or

(ii) So long as this corporation is not a public company, the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

To the extent the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be made prior to the date on which the action becomes effective, as required by the Washington Business Corporation Act. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the Directors of this corporation or by the committee or officers to whom the Board of Directors has delegated that responsibility.

RESTATED ARTICLES OF INCORPORATION	HOUSEVALUES.COM, INC.

Dated: November 10, 1999

HOUSEVALUES.COM, INC.

By:	/s/ MARK POWELL
Mark Powell, President

RESTATED ARTICLES OF INCORPORATION	HOUSEVALUES.COM, INC.

ARTICLES OF AMENDMENT

OF

HOUSEVALUES.COM, INC.

The following Articles of Amendment are executed by the undersigned, a Washington corporation:

1. The name of the corporation is HouseValues.com, Inc.

2. Article 2 is amended by the addition of Designation of Rights and Preferences of Series A Convertible Preferred Stock to read as set forth on Exhibit A attached hereto.

3. The date the amendment was adopted is November 22, 1999.

4. The amendment was duly adopted by the Board of Directors of the corporation. Shareholder action was not required pursuant to the provisions of RCW 23B.06.020(4).

These Articles of Amendment are executed by said corporation by its duly authorized officer.

Dated: November 22, 1999.

HOUSEVALUES.COM, INC.

By	/s/ MARK POWELL
Mark Powell, President

Exhibit A to Articles of Amendment

DESIGNATION OF RIGHTS AND PREFERENCES OF

SERIES A CONVERTIBLE PREFERRED STOCK

Series A Convertible Preferred Stock

The series of Preferred Stock to be known as Series A Convertible Preferred Stock (the “Series A Stock”), consisting of 4,000,000 shares, $.001 par value per share, shall have the following rights and preferences:

1.	Dividend Rights

(a) No dividend shall be paid with respect to any shares of Common Stock or any shares of capital stock of this corporation ranking junior to the Series A Stock with respect to the payment of dividends (the “Junior Capital Stock”) unless (i) the holders of the Series A Stock are first paid a dividend per share of Series A Stock equal to the dividend that would be payable on the number of shares of Common Stock into which each share of Series A Stock is then convertible pursuant to Section 4 and (ii) the holders of any other series of Preferred Stock having a preferential right to dividends equal or superior to the rights of the holders of Series A Stock are paid dividends per share in accordance with their dividend rights. The right to such dividends on the Series A Stock shall not be cumulative, and no rights shall accrue to the holders of Series A Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year.

(b) Dividends shall be paid by forwarding a check, postage prepaid, to the address of each holder (or, in the case of joint holders, to the address of any such holder) of Series A Stock, any other shares of Preferred Stock and/or Common Stock, as applicable, as shown on the books of this corporation, or to such other address as such holder specifies for such purpose by written notice to this corporation. The forwarding of such check shall satisfy all obligations of this corporation with respect to such dividends, unless such check is not paid upon timely presentation.

(c) Each holder of an outstanding share of Series A Stock shall be deemed to have consented to distributions made by this corporation in connection with its repurchase of shares of Common Stock issued to or held by officers, directors or employees of, or consultants to, this corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of repurchase between this corporation and such persons upon termination of employment or services.

2.	Liquidation Rights

(a) In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary,

(i) First, the holders, if any, of each share of Preferred Stock then outstanding having a preferential right to liquidation payments ranking superior to the rights of the holders of Series A Stock shall be entitled to receive, out of the assets of this corporation available for distribution to its shareholders, the full preferential amount per share held by them (the “Superior Liquidation Preference”). If the assets and surplus funds available for distribution among the holders of such shares of superior Preferred Stock shall be insufficient to permit the payment of their respective Superior Liquidation Preference, then the entire assets and surplus funds legally available for distribution shall be distributed ratably among the holders of such shares of superior Preferred Stock in the same proportions as the aggregate Superior Liquidation Preference each such holder would otherwise be entitled to receive bears to the total Superior Liquidation Preference that would otherwise be payable to all holders of such superior Preferred Stock.

(ii) Then, if assets or surplus funds remain, the holders of each share of Series A Stock and any other series of Preferred Stock having a preferential right to liquidation payments ranking equal to the rights of holders of Series A Stock (the “Parity Preferred Stock”) then outstanding shall be entitled to receive:

(x) for each share of Series A Stock, the greater of (i) the original Series A Stock purchase price of $0.50 (the “Original Series A Issue Price”) (appropriately adjusted for any stock splits, stock dividends, combinations and similar events), plus all declared but unpaid dividends on the Series A Stock and (ii) such amount as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation dissolution or winding up (the amount determined under this subsection (x) being referred to as the “Series A Liquidation Preference”); and

(y) for each share of Parity Preferred Stock, the greater of (i) the liquidation payment specified (appropriately adjusted for any stock splits, stock dividends, combinations and similar events), plus all declared but unpaid dividends on the Parity Preferred Stock and (ii) such amount as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up (the amount determined under this subsection (y) being referred to as the “Parity Preferred Liquidation Preference” and, together with the Series A Liquidation Preference, the “Parity Liquidation Preference”).

If the assets and surplus funds available for distribution among the holders of Series A Stock and Parity Preferred Stock shall be insufficient to permit the payment to such holders of their respective Parity Liquidation Preference, then the entire assets and surplus funds then remaining legally available for distribution shall be distributed ratably among the holders of Series A Stock and Parity Preferred Stock in the same proportions as the aggregate of the Parity Liquidation Preference each holder would otherwise be entitled to receive bears to the total Parity Liquidation Preference that would otherwise be payable to all such holders.

(iii) Then, if assets or surplus funds remain, all or an appropriate portion of such remaining assets and surplus funds shall be distributed to the holders of any other class or series of Preferred Stock of this corporation having a liquidation preference over the Common Stock to the extent of, and in accordance with, such preference; thereafter, all remaining assets and surplus funds shall be distributed to the holders of Common Stock.

(b) The sale of all or substantially all of the assets of this corporation, or the acquisition of this corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of this corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section (excluding any merger effected exclusively for the purpose of changing the domicile of this corporation); provided, however, that each holder of Series A Stock or other shares of Preferred Stock of this corporation shall have the right to elect the conversion benefits of the provisions of Section 4 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of this corporation pursuant to this Section; provided, further, that this provision shall not apply if the holders of voting securities of this corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however, that shares of the surviving entity held by holders of the capital stock of this corporation acquired by means other than the exchange or conversion of the capital stock of this corporation for shares of the surviving entity shall not be used in determining if the shareholders of this corporation own a majority of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of such entity.

3.	Voting Rights

Each holder of Series A Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the total number of shares of Common Stock into which such holder’s shares of Series A Stock are convertible, at the record date for the determination of shareholders entitled to vote or consent on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the action is to be taken by written consent. Fractional votes will not be permitted, but will be rounded up or down to the nearest whole number with one-half being rounded up based on the aggregate number of shares of Series A Stock held. Except as otherwise expressly provided in this corporation’s Articles of Incorporation, including any amendments or restatements thereto, or by the Washington Business Corporation Act, the holders of shares of Series A Stock, the holders of any other outstanding series of Preferred Stock and the holders of the Common Stock shall vote together as a single class on all matters.

4.	Conversion

4.1	Right to Convert

(a) Subject to Section 4.3, each share of Series A Stock shall be convertible, at the option of the holder, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Series A Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price ($0.50) by the Series A Conversion Price at the time in effect for such share. The price at which shares of Common Stock shall be deliverable upon conversion (the “Series A Conversion Price”) shall initially be $0.50; provided, however, that the Series A Conversion Price shall be subject to adjustment as provided below.

(b) Each share of Series A Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price immediately prior to the consummation of this corporation’s sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, with net proceeds to this corporation of at least $4,000,000 (after payment of any underwriter discounts and commissions). In addition, each share of Series A Stock shall automatically be converted into shares of Common Stock at the then effective Series A Conversion Price immediately upon the conversion of, or vote to convert by the holders of, a majority of the originally issued Series A Stock. Notwithstanding any other provisions of this Section 4, any conversion pursuant to this Section 4.1(b) shall be effected without any action by the holder of such Series A Stock and whether or not certificates representing such shares are surrendered to this corporation or any transfer agent for the Series A Stock.

4.2	Mechanics of Conversion

Before any holder of Series A Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable, issue and deliver at such office to such holder of Series A Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Stock shall not be deemed to have converted such stock until immediately prior to the closing of such sale of securities.

In the event some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are converted, this corporation shall execute and deliver to or on the order of the holder, at the expense of this corporation, a new certificate representing the shares of Series A Stock that were not converted.

4.3	Conversion Price Adjustments of Preferred Stock

Upon the happening of an Extraordinary Common Stock Event after the date of filing of this Designation with the Office of the Secretary of State, the Series A Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Price. The Series A Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. “Extraordinary Common Stock Event” shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of this corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

4.4	Other Distributions

In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this Section 4.4, the holders of the Series A Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series A Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

4.5	Recapitalizations

If the Common Stock issuable upon the conversion of Series A Stock shall be changed into the same or a different number of shares of any class or classes of stock of this corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4 or a merger, consolidation, share exchange or reorganization provided for in Section 2(b)), then and in each such event each share of Series A Stock shall be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

4.6	No Fractional Shares; Certificates as to Adjustment

(a) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Stock, but this corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by this corporation’s Board of Directors) at the close of business on the applicable conversion date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Stock being converted at any one time by any holder, not upon each share of Series A Stock being converted.

(b) In each case of an adjustment or readjustment of the Series A Conversion Price, this corporation at its expense will furnish each holder of Series A Stock with a certificate, signed by this corporation’s Chief Financial Officer or Treasurer, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

4.7	Notices of Record Date

In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Stock, at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

4.8	Reservation of Stock Issuable Upon Conversion

This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of the Series A Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.9	Notices

Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Stock shall be deemed given if deposited in the United States mail,

postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of this corporation.

5.	Covenants

In addition to any other rights provided by law, so long as any Series A Stock shall be outstanding, this corporation shall not, without first obtaining the written consent, authorization or waiver of not less than a majority of the outstanding shares of Series A Stock and any other capital stock that, by its terms, has the power to approve any of the following matters with the Series A Stock, which consent, authorization or waiver may be obtained without the necessity of formal shareholder action or of notice to the holders of any shares of capital stock not expressly empowered with such right to consent, authorize or waive:

(a) authorize or issue (or obligate itself to authorize or issue) any security of this corporation with dividend, liquidation or voting rights ranking senior to the Series A Stock;

(b) amend its Articles of Incorporation or Bylaws in any manner that adversely affects the preferences, privileges, restrictions or other rights of the Series A Stock compared with other equity securities of this corporation;

(c) declare or pay any cash dividends or other distributions (other than stock dividends) on outstanding capital stock of this corporation, or repurchase any of this corporation’s capital stock (unless such shares are repurchased in connection with an employment, repurchase or similar vesting agreement);

(d) effect any sale, lease, assignment or transfer or other conveyance of all or substantially all of this corporation’s assets;

(e) effect any consolidation or merger involving this corporation (other than if the holders of this corporation’s voting securities immediately prior to such consolidation or merger beneficially own, directly or indirectly, a majority of the combined voting power of the capital stock of the corporation resulting from such consolidation or merger); or

(f) effect any liquidation or winding up of this corporation.

ARTICLES OF AMENDMENT

OF

HOUSEVALUES.COM, INC.

The following Articles of Amendment are executed by the undersigned, a Washington corporation:

1. The name of the corporation is HouseValues.com, Inc.

2. Article 2 is amended by the addition of Designation of Rights and Preferences of Series B Convertible Preferred Stock to read as set forth on Exhibit A attached hereto.

3. The date the amendment was adopted is December 6, 2000.

4. The amendment was duly adopted by the Board of Directors of the corporation. Shareholder action was not required pursuant to the provisions of RCW 23B.06.020(4).

These Articles of Amendment are executed by said corporation by its duly authorized officer.

Dated: December 18, 2000.

HOUSEVALUES.COM, INC.

By	/s/ MARK POWELL
Mark Powell, President

Exhibit A to Articles of Amendment

DESIGNATION OF RIGHTS AND PREFERENCES OF

SERIES B CONVERTIBLE PREFERRED STOCK

Series B Convertible Preferred Stock

The series of Preferred Stock to be known as Series B Convertible Preferred Stock (the “Series B Stock”), consisting of 3,750,000 shares, $.001 par value per share, shall have the following rights and preferences:

1.	Dividend Rights

(a) Subject to the rights of holders, if any, of shares of Preferred Stock then outstanding having a right to dividends ranking equal or superior to the rights of holders of Series A Stock, the holders of the then outstanding Series B Stock shall be entitled to receive, out of any assets of this Corporation legally available therefor, such dividends as may be declared on shares of Series B Stock from time to time by the Board of Directors, at the rate of 6% of $.80 per annum on each outstanding share of Series B Stock. No dividend shall be paid with respect to any shares of Common Stock or any shares of capital stock of this corporation ranking junior to the Series B Stock with respect to the payment of dividends (the “Junior Capital Stock”) unless (i) the holders of the Series B Stock are first paid a dividend per share of Series B Stock equal to the dividend that would be payable on the number of shares of Common Stock into which each share of Series B Stock is then convertible pursuant to Section 4 and (ii) the holders of any other series of Preferred Stock having a preferential right to dividends equal or superior to the rights of the holders of Series B Stock are paid dividends per share in accordance with their dividend rights. The right to such dividends on the Series B Stock shall not be cumulative, and no rights shall accrue to the holders of Series B Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year.

(b) Dividends shall be paid by forwarding a check, postage prepaid, to the address of each holder (or, in the case of joint holders, to the address of any such holder) of Series B Stock, any other shares of Preferred Stock and/or Common Stock, as applicable, as shown on the books of this corporation, or to such other address as such holder specifies for such purpose by written notice to this corporation. The forwarding of such check shall satisfy all obligations of this corporation with respect to such dividends, unless such check is not paid upon timely presentation.

(c) Each holder of an outstanding share of Series B Stock shall be deemed to have consented to distributions made by this corporation in connection with its repurchase of shares of Common Stock issued to or held by officers, directors or employees of, or consultants to, this corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of repurchase between this corporation and such persons upon termination of employment or services.

2.	Liquidation Rights

(a) Subject to the conversion right of the holders of Preferred Stock, in the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary,

(i) First, the holders, if any, of each share of Preferred Stock then outstanding having a preferential right to liquidation payments ranking superior to the rights of the holders of Series B Stock shall be entitled to receive, out of the assets of this corporation available for distribution to its shareholders, the full preferential amount per share held by them (the “Superior Liquidation Preference”). If the assets and surplus funds available for distribution among the holders of such shares of superior Preferred Stock shall be insufficient to permit the payment of their respective Superior Liquidation Preference, then the entire assets and surplus funds legally available for distribution shall be distributed ratably among the holders of such shares of superior Preferred Stock in the same proportions as the aggregate Superior Liquidation Preference each such holder would otherwise be entitled to receive bears to the total Superior Liquidation Preference that would otherwise be payable to all holders of such superior Preferred Stock.

(ii) Then, if assets or surplus funds remain, the holders of each share of Series B Stock and any other series of Preferred Stock having a preferential right to liquidation payments ranking equal to the rights of holders of Series B Stock (the “Parity Preferred Stock”) then outstanding shall be entitled to receive:

(x) for each share of Series B Stock, the greater of (i) the original Series B Stock purchase price of $0.80 (the “Original Series B Issue Price”) (appropriately adjusted for any stock splits, stock dividends, combinations and similar events), plus all declared but unpaid dividends on the Series B Stock and (ii) such amount as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation dissolution or winding up (the amount determined under this subsection (x) being referred to as the “Series B Liquidation Preference”); and

(y) for each share of Parity Preferred Stock the liquidation payment specified (appropriately adjusted for any stock splits, stock dividends, combinations and similar events), plus all declared but unpaid dividends on the Parity Preferred Stock (the amount determined under this subsection (y) being referred to as the “Parity Preferred Liquidation Preference” and, together with the Series B Liquidation Preference, the “Parity Liquidation Preference”).

If the assets and surplus funds available for distribution among the holders of Series B Stock and Parity Preferred Stock shall be insufficient to permit the payment to such holders of their respective Parity Liquidation Preference, then the entire assets and surplus funds then remaining legally available for distribution shall be distributed ratably among the holders of Series B Stock and Parity Preferred Stock in the same proportions as the aggregate of the Parity Liquidation Preference each holder would otherwise be entitled to receive bears to the total Parity Liquidation Preference that would otherwise be payable to all such holders.

(iii) Then, if assets or surplus funds remain, all or an appropriate portion of such remaining assets and surplus funds shall be distributed to the holders of any other class or series of Preferred Stock of this corporation having a liquidation preference over the Common Stock to the extent of, and in accordance with, such preference; thereafter, all remaining assets and surplus funds shall be distributed to the holders of Common Stock.

(b) The sale of all or substantially all of the assets of this corporation, or the acquisition of this corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of this corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section (excluding any merger effected exclusively for the purpose of changing the domicile of this corporation); provided, however, that each holder of Series B Preferred Stock or other shares of Preferred Stock of this corporation shall have the right to receive not less than twenty (20) days prior written notice of any such merger, consolidation, share exchange, reorganization or sale of assets; provided, further that each holder of Series B Stock or other shares of Preferred Stock of this corporation shall have the right to elect the conversion benefits of the provisions of Section 4 or other applicable conversion provisions in lieu of receiving payment in liquidation, dissolution or winding up of this corporation pursuant to this Section; provided, further, that this provision shall not apply if the holders of voting securities of this corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially own, directly or indirectly, a majority of the combined voting power of the surviving entity resulting from such merger, consolidation, share exchange, reorganization or sale of assets; provided, however, that shares of the surviving entity held by holders of the capital stock of this corporation acquired by means other than the exchange or conversion of the capital stock of this corporation for shares of the surviving entity shall not be used in determining if the shareholders of this corporation own a majority of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of such entity.

3.	Voting Rights

Each holder of Series B Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the total number of shares of Common Stock into which such holder’s shares of Series B Stock are convertible, at the record date for the determination of shareholders entitled to vote or consent on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the action is to be taken by written consent. Fractional votes will not be permitted, but will be rounded up or down to the nearest whole number with one-half being rounded up based on the aggregate number of shares of Series B Stock held. Except as otherwise expressly provided in this corporation’s Articles of Incorporation, including any amendments or restatements thereto, or by the Washington Business Corporation Act, the holders of shares of Series B Stock, the holders of any other outstanding series of Preferred Stock and the holders of the Common Stock shall vote together as a single class on all matters.

4.	Conversion

4.1	Right to Convert

(a) Subject to Section 4.3, each share of Series B Stock shall be convertible, at the option of the holder, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Series B Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price ($0.80) by the Series B Conversion Price at the time in effect for such share. The price at which shares of Common Stock shall be deliverable upon conversion (the “Series B Conversion Price”) shall initially be $0.80; provided, however, that the Series B Conversion Price shall be subject to adjustment as provided below.

(b) Each share of Series B Stock shall automatically be converted into shares of Common Stock at the then effective Series B Conversion Price immediately prior to the consummation of this corporation’s sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, with net proceeds to this corporation of at least $4,000,000 (after payment of any underwriter discounts and commissions). In addition, each share of Series B Stock shall automatically be converted into shares of Common Stock at the then effective Series B Conversion Price immediately upon the conversion of, or vote to convert by the holders of, a majority of the originally issued Series B Stock. Notwithstanding any other provisions of this Section 4, any conversion pursuant to this Section 4.1(b) shall be effected without any action by the holder of such Series B Stock and whether or not certificates representing such shares are surrendered to this corporation or any transfer agent for the Series B Stock.

4.2	Mechanics of Conversion

Before any holder of Series B Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series B Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable, issue and deliver at such office to such holder of Series B Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series B Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Stock shall not be deemed to have converted such stock until immediately prior to the closing of such sale of securities.

In the event some but not all of the shares of Series B Stock represented by a certificate or certificates surrendered by a holder are converted, this corporation shall execute and deliver to or on the order of the holder, at the expense of this corporation, a new certificate representing the shares of Series B Stock that were not converted.

4.3	Conversion Price Adjustments of Preferred Stock

Upon the happening of an Extraordinary Common Stock Event after the date of filing of this Designation with the Office of the Secretary of State, the Series B Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Price. The Series B Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. “Extraordinary Common Stock Event” shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of this corporation, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

4.4	Other Distributions

In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights, then, in each such case for the purpose of this Section 4.4, the holders of the Series B Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series B Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

4.5	Recapitalizations

If the Common Stock issuable upon the conversion of Series B Stock shall be changed into the same or a different number of shares of any class or classes of stock of this corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 4 or a merger, consolidation, share exchange or reorganization provided for in Section 2(b)), then and in each such event each share of Series B Stock shall be convertible into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by the number of shares of Common Stock into which such share of Series B Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

4.6	No Fractional Shares; Certificates as to Adjustment

(a) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Stock, but this corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by this corporation’s Board of Directors) at the close of business on the applicable conversion date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series B Stock being converted at any one time by any holder, not upon each share of Series B Stock being converted.

(b) In each case of an adjustment or readjustment of the Series B Conversion Price, this corporation at its expense will furnish each holder of Series B Stock with a certificate, signed by this corporation’s Chief Financial Officer or Treasurer, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

4.7	Notices of Record Date

In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or other securities or property, or to receive any other right, this corporation shall mail to each holder of Series B Stock, at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

4.8	Reservation of Stock Issuable Upon Conversion

This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of its shares of Common Stock as shall be sufficient to effect the conversion of all outstanding shares of the Series B Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

4.9	Notices

Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series B Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of this corporation.

5.	Covenants

In addition to any other rights provided by law, so long as any Series B Stock shall be outstanding, this corporation shall not, without first obtaining the written consent, authorization or waiver of not less than a majority of the outstanding shares of Series B Stock which consent, authorization or waiver may be obtained without the necessity of formal shareholder action or of notice to the holders of any shares of capital stock not expressly empowered with such right to consent, authorize or waive:

(a) authorize or issue (or obligate itself to authorize or issue) any security of this corporation with dividend, liquidation or voting rights ranking senior to the Series B Stock;

(b) amend its Articles of Incorporation or Bylaws in any manner that adversely affects the preferences, privileges, restrictions or other rights of the Series B Stock compared with other equity securities of this corporation;

(c) declare or pay any cash dividends or other distributions (other than stock dividends) on outstanding capital stock of this corporation, or repurchase any of this corporation’s capital stock (unless such shares are repurchased in connection with an employment, repurchase or similar vesting agreement);

(d) effect any sale, lease, assignment or transfer or other conveyance of all or substantially all of this corporation’s assets;

(e) effect any consolidation or merger involving this corporation (other than if the holders of this corporation’s voting securities immediately prior to such consolidation or merger beneficially own, directly or indirectly, a majority of the combined voting power of the capital stock of the corporation resulting from such consolidation or merger); or

(f) effect any liquidation or winding up of this corporation.

ARTICLES OF AMENDMENT

OF

HOUSEVALUES.COM, INC.

The following Articles of Amendment are executed by the undersigned, a Washington corporation:

1. The name of the corporation is HouseValues.com, Inc.

2. Article 1 of the Restated Articles of Incorporation of this corporation is amended to read as follows:

“The name of this corporation is “HouseValues, Inc.”

3. The date the amendment was adopted is December 12, 2001.

4. The amendment was duly adopted by the Board of Directors of the corporation. Shareholder action was not required pursuant to the provisions of RCW 23B.10.020(5).

These Articles of Amendment are executed by the corporation by its duly authorized officer.

Dated: December 12, 2001

HOUSEVALUES.COM, INC.

By:	/s/ MARK POWELL
Mark Powell President